SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 13, 2004

AMB PROPERTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-13545	94-3281941

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Pier 1, Bay 1, San Francisco, California 94111

(Address of principal executive offices) (Zip Code)

415-394-9000

(Registrants’ telephone number, including area code)

n/a

(former name or former address, if changed since last report)

ITEM 5 OTHER EVENTS.

On January 13, 2004, we reported fourth quarter and full year 2003 earnings per share (EPS) of $0.32 and $1.47, respectively.

Fourth quarter 2003 EPS decreased 25.6% from EPS of $0.43 in the same period of 2002. EPS for fourth quarter 2003 included $0.04 per share in net gains on disposition of real estate while the same period in the prior year included $0.16 per share in net gains. Full year 2003 EPS increased 7.3% from EPS of $1.37 in the same period of 2002.

Occupancy in our industrial operating portfolio increased 110 basis points over the prior quarter reaching 93.1% at December 31, 2003, compared with 92.0% at September 30, 2003 and 94.6% at December 31, 2002. Cash-basis same store net operating income decreased 14.5% in the quarter and decreased 5.6% for the full year, primarily reflecting the impact of lower occupancy and rental rate levels from the same period last year. Tenant retention in our operating portfolio increased from the prior quarter to 70.4% in the fourth quarter and totaled 65.3% for the full year 2003. Rents on renewal and rollover of leases decreased by 15.7% during the quarter and 10.1% for the year.

Investment Activity

During the fourth quarter, we acquired twelve properties for a total investment of $345 million, and completed $28 million in non-core and opportunistic dispositions. For the full year, acquisitions totaled $534 million; dispositions, including both direct sales and contributions of assets, totaled $366 million.

We completed and stabilized seven industrial development projects during the fourth quarter in the U.S., Mexico and France, comprising 821,000 square feet, for a total investment of $56 million. We began six new development and redevelopment projects during the quarter, representing 1.8 million square feet at an estimated total investment of $80 million. Our industrial development and renovation pipeline now stands at 16 projects in North America, Europe and Asia, totaling an estimated five million square feet with deliveries slated through 2006. Total investment in the development pipeline is estimated at $233 million, of which 39% has been funded and 34% is preleased.

Other investment activity for the year included the repurchase of 812,900 shares of our common stock for a total investment of $21 million, at a weighted average purchase price of $26.10 per share. In December 2003, our Board of Directors adopted a new two-year common stock repurchase program authorizing the acquisition of up to $200 million of our common shares. Since our IPO, we have repurchased more than six million shares of common stock for a total investment of $151 million, at a weighted average purchase price of $24.05 per share.

Financing Activities

During the quarter, AMB Property, L.P. redeemed at par all of its 8 5/8% Series B Cumulative Redeemable Preferred Limited Partnership Units and we issued $58 million of 6 3/4% Series M Cumulative Redeemable Preferred Stock. As a result of this and other refinancing activity during 2003, we reduced the weighted average coupon on our outstanding preferred stock and units by 64 basis points.

AMB Property, L.P. issued $75 million of unsecured notes under its medium term note program during the quarter with a 5.53% coupon and ten-year term. Additionally, AMB Property, L.P. issued $50 million of floating-rate notes with a three-year term at 40 basis points over three-month LIBOR — 20 basis points below AMB Property, L.P.’s marginal borrowing rate of LIBOR plus 60 basis points on its $500 million line of credit.

Promotions and Addition of Company Officers

We announced four officer promotions effective January 1, 2004. A. Brent Elkins and Ellen F. Hall are now vice presidents of international transactions. Brent and Ellen are focused on our investments in Japan and Europe, respectively. Jonathan M. Hill and Christos F. Kombouras have been promoted to vice presidents, regional managers. Jon is responsible for our assets in the San Francisco East Bay; Chris is an asset manager with our Midwest team.

We further announced that two new vice presidents have joined the our U.S. development group reporting to Eugene F. Reilly, our executive vice president of North American development. Jay R. Cornforth is responsible for East Coast development and James McGill runs our Midwest development. Jay and Jim will work out of our Boston and Chicago offices, respectively.

Supplemental Earnings Measure

We report funds from operations per fully diluted share and unit (FFOPS) in accordance with the standards established by NAREIT. Fourth quarter 2003 FFOPS was $0.59, compared with $0.61 in the same period of 2002. FFOPS for the full year ended December 31, 2003 was $2.13, compared with $2.40 for the same period in 2002. Effective January 1, 2003, to comply with NAREIT’s definition of FFO, we no longer add back impairment losses when calculating FFOPS. For comparative purposes, FFOPS for the fourth quarter and full year 2002 have been adjusted by $0.03 in each period to reflect impairment losses.

In the footnotes to the following financial statements, we provide a discussion of why management believes FFO is a useful supplemental measure of operating performance, of ways in which investors might use FFO when assessing our financial performance, and of FFO’s limitations as a measurement tool.

A reconciliation from net income to funds from operations is provided in the following tables.

CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	As of

	December 31, 2003	September 30, 2003	June 30, 2003	March 31, 2003	December 31, 2002

Assets
Investments in real estate:
Total investments in properties	$5,491,707	$5,094,573	$5,016,014	$4,869,741	$4,925,982
Accumulated depreciation	(474,452)	(442,755)	(412,990)	(382,900)	(362,540)

Net investments in properties	5,017,255	4,651,818	4,603,024	4,486,841	4,563,442
Investment in unconsolidated joint ventures	52,009	56,159	68,566	67,754	64,428
Properties held for divestiture, net	11,751	20,467	73,000	59,742	107,871

Net investments in real estate	5,081,015	4,728,444	4,744,590	4,614,337	4,735,741
Cash and cash equivalents	156,663	152,432	91,161	149,908	117,214
Mortgage receivable	43,145	13,066	13,097	13,112	13,133
Accounts receivable, net	88,452	80,927	83,116	76,056	74,207
Other assets	51,391	70,208	44,300	51,909	52,199

Total assets	$5,420,666	$5,045,077	$4,976,264	$4,905,322	$4,992,494

Liabilities and Stockholders’ Equity
Secured debt	$1,363,890	$1,312,105	$1,215,135	$1,250,528	$1,284,675
Unsecured senior debt securities	925,000	800,000	800,000	800,000	800,000
Unsecured debt	9,628	9,772	9,909	10,050	10,186
Alliance Fund II credit facility	—	—	—	51,500	45,500
Unsecured credit facility	275,739	91,335	19,420	17,464	95,000
Accounts payable and other liabilities	187,095	179,558	167,621	188,050	181,716

Total liabilities	2,761,352	2,392,770	2,212,085	2,317,592	2,417,077
Minority interests:
Joint venture partners	659,487	644,413	640,095	497,760	488,524
Preferred unitholders	241,899	305,197	308,369	308,369	308,369
Limited partnership unitholders	91,029	88,553	93,209	94,500	94,374

Total minority interests	992,415	1,038,163	1,041,673	900,629	891,267
Stockholders’ equity:
Common stock	1,563,526	1,565,923	1,578,087	1,591,107	1,588,156
Preferred stock	103,373	48,221	144,419	95,994	95,994

Total stockholders’ equity	1,666,899	1,614,144	1,722,506	1,687,101	1,684,150

Total liabilities and stockholders’ equity	$5,420,666	$5,045,077	$4,976,264	$4,905,322	$4,992,494

CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except share data)

	For the Quarters Ended		For the Years Ended
	December 31,		December 31,

	2003	2002	2003	2002

Revenues
Rental revenues	$158,491	$155,023	$601,700	$578,489
Private capital income (1)	5,493	2,725	13,337	11,193

Total revenues	163,984	157,748	615,037	589,682
Costs and expenses
Property operating costs	(41,869)	(38,632)	(159,907)	(144,129)
Depreciation and amortization	(35,688)	(34,976)	(133,514)	(123,380)
Impairment losses	—	(2,846)	(5,251)	(2,846)
General and administrative	(12,542)	(13,000)	(47,729)	(47,207)

Total costs and expenses	(90,099)	(89,454)	(346,401)	(317,562)

Operating income	73,885	68,294	268,636	272,120
Other income and expenses
Equity in earnings of unconsolidated joint ventures	1,223	1,231	5,445	5,674
Interest and other income	1,005	539	4,648	10,460
Gains from dispositions of real estate	—	—	7,429	2,480
Development profits, net of taxes	8,929	465	14,441	1,171
Interest, including amortization	(38,810)	(37,068)	(146,773)	(146,200)

Total other income and expenses	(27,653)	(34,833)	(114,810)	(126,415)

Income before minority interests and discontinued operations	46,232	33,461	153,826	145,705
Minority interests’ share of income:
Joint venture partners’ share of operating income	(8,525)	(5,741)	(34,412)	(28,940)
Joint venture partners’ share of development profits	(4,996)	(74)	(8,442)	(196)
Preferred unitholders	(5,534)	(6,379)	(24,607)	(25,149)
Limited partnership unitholders	(1,076)	(1,198)	(3,778)	(4,661)

Total minority interests share of income	(20,131)	(13,392)	(71,239)	(58,946)

Income from continuing operations	26,101	20,069	82,587	86,759
Discontinued operations:
Income attributable to discontinued operations, net of minority interests	144	4,765	8,536	20,575
Gains from dispositions of real estate, net of minority interests	3,317	13,176	42,896	16,903

Total discontinued operations	3,461	17,941	51,432	37,478

Net income	29,562	38,010	134,019	124,237
Preferred stock dividends	(1,211)	(2,123)	(6,999)	(8,496)
Preferred stock and unit redemption discount/(issuance costs)	(1,742)	—	(5,413)	412

Net income available to common stockholders	$26,609	$35,887	$121,607	$116,153

Net income per common share (diluted)	$0.32	$0.43	$1.47	$1.37

Weighted average common shares (diluted)	83,667,798	83,648,772	82,852,528	84,795,987

1)	In the quarter and year ended December 31, 2003, private capital income includes incentive distributions of $2.5 million earned from AMB Partners II.

CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS (3)
(dollars in thousands, except share data)

	For the Quarters Ended		For the Years Ended
	December 31,		December 31,

	2003	2002	2003	2002

Net income	$29,562	$38,010	$134,019	$124,237
Gains from dispositions of real estate, net of minority interests	(3,317)	(13,176)	(50,325)	(19,383)
Real estate related depreciation and amortization:
Total depreciation and amortization	35,688	34,976	133,514	123,380
Discontinued operations’ depreciation	28	2,520	3,381	9,587
FF& E depreciation	(172)	(186)	(720)	(712)
Ground lease amortization(1)	—	(830)	—	(2,301)
Adjustments to derive FFO from consolidated JVs:
Joint venture partners’ minority interests (NI)	8,525	5,741	34,412	28,940
Limited partnership unitholders’ minority interests (NI)	1,076	1,198	3,778	4,661
Limited partnership unitholders’ minority interests (Development profits)	229	23	344	57
Discontinued operations’ minority interests (NI)	43	661	1,968	3,246
FFO attributable to minority interests	(17,756)	(14,298)	(65,603)	(52,051)
Adjustments to derive FFO from unconsolidated JVs:
AMB’s share of net income	(1,223)	(1,231)	(5,445)	(5,674)
AMB’s share of FFO	2,135	2,425	9,755	9,291
Preferred stock dividends	(1,211)	(2,123)	(6,999)	(8,496)
Preferred stock and unit redemption discount/(issuance costs)	(1,742)	—	(5,413)	412

Funds from operations	$51,865	$53,710	$186,666	$215,194

FFO per common share and unit (diluted)	$0.59	$0.61	$2.13	$2.40

FFO per common share and unit (excluding impairment losses and preferred stock redemption issuance costs) (2)	$0.61	$0.64	$2.25	$2.43

Weighted average common shares and units (diluted)	88,360,432	88,495,159	87,616,365	89,689,310

1)	In the quarter ended June 30, 2003, and effective January 1, 2003, we discontinued our practice of deducting amortization of investments in leasehold interests from FFO as such an adjustment is not provided for in NAREIT’s FFO definition. As a result, FFO for the periods presented has been adjusted to reflect the changes.

2)	In the quarter ended September 30, 2003, we modified our FFO reporting to no longer add back impairment losses when computing FFO in accordance with NAREIT’s FFO definition. Additionally, we adopted EITF D-42 and began including preferred stock and unit redemption discounts and issuance cost write-offs in FFO. As a result, FFO for the periods presented has been adjusted to reflect the changes.

3)	We believe that net income, as defined by U.S. GAAP, is the most appropriate earnings measure. However, we consider funds from operations, or FFO, as defined by NAREIT, to be a useful supplemental measure of our operating performance. FFO is defined as net income, calculated in accordance with U.S. GAAP, less gains (or losses) from dispositions of real estate held for investment purposes and real estate-related depreciation, and adjustments to derive our pro rata share of FFO of consolidated and unconsolidated joint ventures. In accordance with the NAREIT White Paper on FFO, we include in FFO the effects of straight-line rents. Further, we do not adjust FFO to eliminate the effects of non-recurring charges. We believe that FFO, as defined by NAREIT, is a meaningful supplemental measure of our operating performance because historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expenses. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by U.S. GAAP. We believe that the use of FFO, combined with the required U.S. GAAP presentations, has been beneficial in improving the understanding of operating results of real estate investment trusts among the investing public and making comparisons of operating results among such companies more meaningful. We consider FFO to be a useful measure for reviewing our comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, FFO can help the investing public compare the operating performance of a company’s real estate between periods or as compared to other companies. While FFO is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by U.S. GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. FFO also does not consider the costs associated with capital expenditures related to our real estate assets nor is FFO necessarily indicative of cash available to fund our future cash requirements. Further, our computation of FFO may not be comparable to FFO reported by other real estate investments trusts that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.

ITEM 7 FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits:

Exhibit
Number	Description

99.1	AMB Property Corporation Press Release dated January 13, 2004.

ITEM 12 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On January 13, 2004, we issued a press release entitled “AMB Property Corporation Announces Fourth Quarter and Full Year 2003 Results,” which sets forth our results of operations for the fourth quarter of 2003 and the full year 2003. A copy of the press release is attached hereto as Exhibit 99.1. This section and the attached exhibit are provided under Item 12 of Form 8-K and are furnished to, but not filed with, the Securities and Exchange Commission.

Forward Looking Statements

Some of the information included in this report contains forward-looking statements, such as statements pertaining to business strategy, future plans and future performance and operating results. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants, increased interest rates and operating costs, our failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, our failure to divest of properties we have contracted to sell or to timely reinvest proceeds from any divestitures, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), our failure to qualify and maintain our status as a real estate investment trust, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in real estate and zoning laws, risks related to doing business internationally and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and certain other matters discussed under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Risks” and elsewhere in our most recent annual report on Form 10-K and quarterly report on Form 10-Q.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property Corporation (Registrant)

Date: January 14, 2004	By:	/s/ Tamra Browne

Tamra Browne Senior Vice President, General Counsel and Secretary